Exhibit 99.1

                          NEWS                                                                                     NEWS

Charter Offers $750 Million Senior Unsecured Notes and
Announces Tender Offers for Debt Securities

ST. LOUIS, MO – November 30, 2011 – Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, the “Company” or “Charter”) today announced that its subsidiaries, CCO Holdings, LLC and CCO Holdings Capital Corp., intend to publicly offer $750 million in aggregate principal amount of senior unsecured notes due 2020.
        The offering and sale of the notes will be made pursuant to a registration statement on Form S-3 previously filed with the Securities and Exchange Commission (“SEC”), as amended. BofA Merrill Lynch will act as the Lead Bookrunning Manager for the offering. The offering will be made only by means of a prospectus supplement dated November 30, 2011 and the accompanying base prospectus, copies of which may be obtained on Charter’s website at www.charter.com, the SEC’s website at www.sec.gov, or by contacting BofA Merrill Lynch, Attention: Syndicate Operations, 4 World Financial Center, New York, NY 10080, 800-294-1322 or email: dg.prospectus_requests@baml.com.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A registration statement relating to the securities is effective.
Charter intends to use the net proceeds from the sale of the notes and borrowings under its revolving credit facility to finance the tender offers by its subsidiaries, Charter Communications Operating, LLC (“Charter Operating”) and CCH II, LLC (“CCH II”), for an aggregate purchase price not to exceed $1.0 billion (exclusive of accrued and unpaid interest) (the “Maximum Purchase Price”), subject to certain terms and conditions, of (i) any and all of Charter Operating’s 8.00% senior second lien notes due 2012 (the “2012 Notes”), (ii) an amount of Charter Operating’s 10.875% senior second lien notes due 2014 (the “2014 Notes”)

up to the Maximum Purchase Price less the amount expended (other than for accrued interest) to purchase 2012 Notes tendered and (iii) an amount of CCH II’s 13.50% senior notes due 2016 (the “2016 Notes” and, together with the 2012 Notes and the 2014 Notes, the “Notes”) up to the Maximum Purchase Price less the amount expended (other than for accrued interest) to purchase 2012 Notes and 2014 Notes tendered. Notes that are validly tendered prior to 5:00 p.m., Eastern Standard Time (EST), on December 13, 2011, unless such time is extended by the Company (the "Early Tender Deadline"), and accepted for purchase, will receive the total consideration set forth in the table below:

Issuer	CUSIP Nos.	Title of Security	Early Tender Deadline	Tender Offer Consideration(1)	Early Tender Payment(1,2)	Total Consideration(1,2)
Charter Operating	161175AA2 U16109AA5	8.000% Senior Second Lien Notes due 2012	5:00 P.M., EST, on December 13, 2011	$1,000.00	$25.00	$1,025.00
Charter Operating	161175AG9 U16109AC1	10.875% Senior Second Lien Notes due 2014	5:00 P.M., EST, on December 13, 2011	$1,048.75	$25.00	$1,073.75
CCH II	12502CAS0 12501CAT8	13.500% Senior Notes due 2016	5:00 P.M., EST, on December 13, 2011	$1,135.00	$25.00	$1,160.00

(1) Per $1,000 principal amount of Notes and excluding accrued and unpaid interest, which will be paid in addition to the total consideration or purchase price, as applicable, set forth in this table.
(2) Per $1,000 principal amount of Notes tendered on or prior to the Early Tender Deadline.

Each tender offer is scheduled to expire at 11:59 p.m. EST, on December 28, 2011, unless extended or earlier terminated (the "Expiration Date"). Tendered Notes may be withdrawn at any time on or prior to 5:00 p.m. EST, on December 13, 2011, unless such time is extended by the Company (the "Withdrawal Deadline"). Any tender of Notes may be validly withdrawn at any time prior to the Withdrawal Deadline, but not thereafter except to the extent required by applicable law. Payment for Notes validly tendered and not validly withdrawn on or prior to the applicable Early Tender Deadline and accepted for purchase will be made promptly following the Early Tender Deadline, in the case of 2012 Notes tendered prior to the Early Tender Deadline, or the Expiration Date, in the case of 2012 Notes tendered after the Early Tender Deadline and in the case of the 2014 Notes and the 2016 Notes. Holders of Notes that are validly tendered after the applicable Early Tender Deadline and on or prior to the applicable Expiration Date, and accepted for purchase, will receive only the applicable tender offer consideration set forth in the table above and not the applicable early tender payment. Accrued interest up to, but not including, the applicable payment date of the Notes will be paid in cash on all validly tendered and accepted Notes.

The consummation of the tender offers for the 2012 Notes, 2014 Notes and for the 2016 Notes is conditioned upon consummation of the proposed financing arrangements. Each tender offer is also subject to the satisfaction or waiver of certain other conditions as set forth in the Offer to Purchase in respect of the tender offers.
The complete terms and conditions of the tender offers are set forth in an Offer to Purchase that is being sent to holders of the Notes. Holders are urged to read the tender offer documents carefully before making any decision with respect to the tender offers. Holders of Notes must make their own decisions as to whether to tender their Notes, and if they decide to do so, the principal amount of the Notes to tender.
Holders may obtain copies of the Offer to Purchase from the Information Agent for the tender offers, Global Bondholder Services Corporation, at (212) 430-3774 (collect) and (866) 389-1500 (toll free).
BofA Merrill Lynch, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are serving as the Dealer Managers for the tender offer. Questions regarding the tender offer may be directed to BofA Merrill Lynch, Debt Advisory Services at (800) 292-0070 (toll free) or (646) 855-3401 (collect); Citigroup Global Markets Inc., Liability Management Group at (800) 558-3745 (toll free) or (212) 723-6106 (collect) or Credit Suisse Securities (USA) LLC, Liability Management Group at (800) 820-1653 (toll free) or (212) 325-5912 (collect).
Neither the Company, CCO Holdings, CCH II, the Dealer Managers, the Information Agent nor any other person makes any recommendation as to whether holders of Notes should tender their Notes, and no one has been authorized to make such a recommendation.
This announcement is not an offer to purchase, or the solicitation of an offer to sell the Notes. The tender offers may only be made pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal.

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Contact:

Media:	Analysts:
Anita Lamont	Robin Gutzler
314-543-2215	314-543-2389

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC"). Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity," "tentative," "positioning" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
our ability to sustain and grow revenues and free cash flow by offering video, Internet, telephone, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our markets and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures and the difficult economic conditions in the United States;

•
the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband and telephone providers, and digital subscriber line (“DSL”) providers and competition from video provided over the Internet;

•	general business conditions, economic uncertainty or downturn, high unemployment levels and the level of activity in the housing sector;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	the effects of governmental regulation on our business;

•
the availability and access, in general, of funds to meet our debt obligations, prior to or when they become due, and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets; and

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.